EXHIBIT 21
NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES
______________________________

SUBSIDIARIES OF THE REGISTRANT
AS OF OCTOBER 31, 2020

STATE OR COUNTRY IN WHICH SUBSIDIARY ORGANIZED

Subsidiaries that are 100% owned:
Navistar, Inc.	Delaware
Navistar Europe GmbH	Germany
International of Mexico Holding Corporation	Delaware
Subsidiaries that are less than 100% owned, but considered to be a significant subsidiary:
Navistar Financial, S.A. de C.V. SOFORM E.R.	Mexico
Subsidiaries that are 100% owned by Navistar, Inc.:
OCC Technologies	Delaware
Navistar San Antonio Manufacturing LLC	Delaware
IC Bus, LLC	Arkansas
Navistar Diesel of Alabama, LLC	Delaware
Navistar Financial Corporation	Delaware
Subsidiaries that are 100% owned by Navistar Diesel of Alabama, LLC:
Navistar Big Bore Diesels, LLC	Delaware
Subsidiaries that are 100% owned by International of Mexico Holding Corporation:
International Truck and Engine Corporation Cayman Islands Holding Company	Cayman Islands
Navistar International B.V.	Netherlands
Subsidiaries that are 100% owned by Navistar Financial Corporation:
Truck Retail Accounts Corporation	Delaware
Subsidiaries that are less than 100% owned by International Truck and Engine Corporation Cayman Islands Holding Company, but considered to be a significant subsidiary:
Blue Diamond Parts, LLC	Delaware
Subsidiaries that are less than 100% owned by Navistar International B.V., but considered to be a significant subsidiary:
Navistar Canada ULC	Canada
Navistar International Truck Mexico, S. de R.L. de C.V.	Mexico
Subsidiaries that are less than 100% owned by Navistar International Truck Mexico, S. de R.L. de C.V., but considered to be a significant subsidiary:
Navistar International Mexico, S. de R.L. de C.V.	Mexico
Subsidiaries that are less than 100% owned by Navistar International Mexico, S. de R.L. de C.V., but considered to be a significant subsidiary:
Navistar Mexico, S. de R.L. de C.V.	Mexico
International Parts Distribution, S. de R.L. de C.V.	Mexico
Subsidiaries not shown by name in the above listing, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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